 Exhibit 99.1

Pearson Data Management
(a business unit of Pearson plc)
Carve-Out Financial Statements
December 31, 2007, 2006 and 2005

Pearson Data Management
(a business unit of Pearson, plc)
Contents to Carve-Out Financial Statements

Page

Report of Independent Auditors	3

Statement of Operations
Years Ended December 31, 2007, 2006 and 2005	4

Balance Sheets
December 31, 2007 and 2006	5

Statement of Business Unit Equity	6
Years Ended December 31, 2007, 2006 and 2005

Statement of Cash Flows	7
Years Ended December 31, 2007, 2006 and 2005

Notes to Financial Statements	8

Report of Independent Auditors

To the Board of Directors of Pearson plc

In our opinion, the accompanying balance sheets and the related statements of operations, of business unit equity and of cash flows present fairly, in all material respects, the financial position of Pearson Data Management (the “Business”), a business unit of Pearson plc, as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the management of Pearson Data Management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1, the Business and its parent, Pearson plc, engage in extensive inter-company transactions, and the Business relies on its parent for certain of its operational and administrative support for which it is allocated costs on a basis that management believes is appropriate in the circumstances.  The amounts recorded for these transactions and allocations are not necessarily representative of the amounts that would have been reflected in the financial statements had the Business been an entity operated independently of the parent.

As discussed in Note 13, the Business changed its method of accounting for share-based payments as of January 1, 2006.

/s/ PricewaterhouseCoopers LLP
March 14, 2008

Pearson Data Management
(a business unit of Pearson, plc)
Statement of Operations
(in thousands)

	Year ended
	December 31,
	2007	2006	2005
Net revenues
Revenues, external	$111,997	$111,753	$114,080
Revenues, affiliates	2,680	2,022	1,555
Total net revenues	114,677	113,775	115,635
Cost of revenues
Cost of revenues, external	63,777	64,346	61,197
Cost of revenues, affiliates	2,090	1,626	1,294
Total cost of revenues	65,867	65,972	62,491
Gross profit
Gross profit, external	48,220	47,407	52,883
Gross profit, affiliates	590	396	261
Total gross profit	48,810	47,803	53,144
Operating expenses
Sales, marketing, general and administrative expenses	23,692	24,186	25,986
Research and development expenses	1,838	1,592	695
Total operating expenses	25,530	25,778	26,681

Income before income taxes	23,280	22,025	26,463

Provision for income taxes	9,174	8,615	10,301

Net income	$14,106	$13,410	$16,162

The accompanying notes are integral part of these financial statements.

Pearson Data Management
(a business unit of Pearson, plc)
Balance Sheets
(in thousands)

	As of December 31,
	2007	2006
Assets:
Current assets
Accounts receivable, net	$15,384	$17,348
Inventories	6,496	8,476
Deferred tax assets	972	1,433
Prepaid and other current assets	309	451
Total current assets	23,161	27,708
Goodwill, net	167,437	167,437
Property, plant and equipment, net	12,988	13,473
Intangible assets, net	3,682	5,209
Software development costs, net	3,865	4,474
Other long-term assets	204	100
Total assets	$211,337	$218,401

Liabilities:
Current liabilities
Accounts payable	$3,018	$3,887
Accrued compensation and awards	3,307	2,498
Other accrued liabilities	1,567	1,390
Deferred income	7,808	8,414
Total current liabilities	15,700	16,189
Long-term liabilities
Deferred tax liabilities	3,743	4,541
Deferred income	2,073	1,716
Other long-term liabilities	65	47
Total long-term liabilities	5,881	6,304
Total liabilities	$21,581	$22,493

Commitments and contingencies (Notes 11 & 15)	-	-

Business unit equity	189,756	195,908
Total liabilities and business unit equity	$211,337	$218,401

The accompanying notes are integral part of these financial statements.

Pearson Data Management
(a business unit of Pearson, plc)
Statement of Business Unit Equity
(in thousands)

Balance, December 31, 2004	$192,671

Net income	16,162
Net transfer to parent	(13,394)
Balance, December 31, 2005	195,439

Net income	13,410
Stock-based compensation expense	96
Net transfer to parent	(13,037)
Balance, December 31, 2006	195,908

Net income	14,106
Stock-based compensation expense	114
Net transfer to parent	(20,372)
Balance, December 31, 2007	$189,756

The accompanying notes are integral part of these financial statements.

Pearson Data Management
(a business unit of Pearson, plc)
Statement of Cash Flows
(in thousands)

	Year Ended December 31,
	2007	2006	2005
Cash flows from operating activities
Net income	$14,106	$13,410	$16,162
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	4,647	4,562	4,417
Loss on disposal of property and equipment	9	2	16
Deferred income taxes	(337)	(417)	232
Stock-based compensation expense	114	96	-
Changes in operating assets and liabilities:
Accounts receivable	1,964	(939)	(358)
Inventories	1,980	(1,268)	(931)
Prepaids and other current assets	141	251	(283)
Accounts payable	(869)	1,275	(213)
Accrued compensation, awards and other	986	415	(2,929)
Deferred income	(606)	(594)	405
Other assets	(104)	23	(3)
Other long-term liabilities	376	(215)	483
Net cash provided by operating activities	22,407	16,601	16,998

Cash flows from investing activities
Capital expenditures for property, plant and equipment	(1,843)	(2,005)	(2,105)
Capitalized software development costs	(495)	(1,505)	(1,499)
Net cash used in investing activities	(2,338)	(3,510)	(3,604)

Cash flows from financing activities
Net transfer to parent	(20,069)	(13,091)	(13,394)
Net cash used in financing activities	(20,069)	(13,091)	(13,394)

Net increase (decrease) in cash and cash equivalents	-	-	-
Cash and cash equivalents, beginning of year	-	-	-

Cash and cash equivalents, end of year	$-	$-	$-

Supplemental disclosure of non cash investing activities
Intercompany transfers of property and equipment - (out) in	$(303)	$54	$-

Supplemental disclosure of cash flow information
Income taxes	$9,511	$9,032	$10,069

Income taxes are paid as part of the distribution of cash to Pearson

The accompanying notes are integral part of these financial statements.

Pearson Data Management
(a business unit of Pearson, plc)
Notes to the Financial Statements
(in thousands)

1.	Basis of Presentation and Description of Business

Basis of Presentation
Pearson Data Management (“PDM”, or the “Company”, or the “Business”) operates as a business unit of NCS Pearson Inc., which is a business unit of Pearson, plc (“Pearson” or “Parent”), and not as a stand-alone company.

The accompanying carve-out financial statements have been prepared from Pearson historical accounting records and are presented on a carve-out basis to include the historical financial position, results of operations and cash flows applicable to the Business.  No direct ownership relationship exists amongst all the operations comprising PDM.  Business unit equity represents equity and net cash transactions with Parent.

PDM receives substantial management and shared administrative services from Pearson.  PDM and Pearson engage in certain inter-company transactions.  PDM relied on Pearson for certain of its operational and administrative support during the years ended December 31, 2007, 2006 and 2005.  These transactions with Pearson enable the Business to manufacture and sell products, earn revenue, maintain adequate working capital and fund obligations that arise in the normal course of business.  The statements of operations include allocations of certain Pearson corporate expenses, including:  accounting, financial reporting, insurance, legal, human resources, payroll, tax, business licenses, public relations and charitable contributions.  The Business benefits from Pearson agreements with third parties related to sales arrangements and distribution agreements; cost sharing arrangements covering branding and marketing expenses; intangible development and research and development services agreements, trademark license agreements, agreements and arrangements related to the use of licensed business technology and the use of trademarks; and agreements related to the use of real property.

Management believes the assumptions and allocations underlying the balance sheets and the related statements of operations are reasonable and appropriate under the circumstances.  The expenses and cost allocations have been determined on a basis that Pearson and PDM consider to be a reasonable reflection of the utilization of services provided or the benefit received by PDM during the periods presented.  However, the amounts recorded for these transactions and allocations are not necessarily representative of the amounts that would have been reflected in the financial statements had PDM been an entity that operated independently of Pearson.

See Note 2, “Related Party Transactions” for further information regarding the relationships between PDM and Pearson, including the basis for cost allocations included in these carved-out financial statements.

Pearson Data Management
(a business unit of Pearson, plc)
Notes to the Financial Statements
(in thousands)

See Note 16, “Subsequent Events” for further information regarding the sale of the Company.

Nature of Operations
PDM is the provider of a wide variety of data collection hardware, software, print and outsourcing services for test scoring, student records management, surveys, enrollment and patient encounter applications.

2.	Related Party Transactions

Pearson provides full funding for the operation of its business units.  Pearson views all inter-company balances as an equity investment in the business unit and will not, in the short term, require payment to or from the business unit for the outstanding amount.  In addition, Pearson does not receive or charge interest to its business units on the inter-company balance.

PDM provides printed forms, scanners and field services to Pearson affiliates under various arrangements.  PDM charges Pearson affiliates the direct costs to produce the product or deliver the service, plus an agreed amount for recovery of indirect and support costs.  The direct costs plus an agreed amount for recovery of indirect and support costs do not provide the same level of gross profit that PDM receives on sales to third parties.

The statement of operations includes direct expenses for cost of revenue, research and development, sales and marketing, distribution and administration as well as allocations of expenses arising from shared services and infrastructure provided by Pearson and Pearson affiliates to PDM.  Pearson and Pearson affiliates allocate costs to PDM based on a percent of revenue or headcount measures to cover support and services in the following areas: accounting, financial reporting, insurance, legal, human resources, payroll, tax, business licenses, public relations and charitable contributions.  PDM receives technology support from Pearson and Pearson affiliates in the areas of server hosting, disk space, LAN, WAN, voice, Internet, ERP support, help desk support, IT security and related IT infrastructure.  These technology costs are allocated based on cost drivers such as server counts, ports, personal computers, and software licenses.  In addition, PDM receives an allocation of expenses for head office group level management which consists primarily of payroll and related costs.  Pearson management believes the above allocations represent a reasonable allocation methodology.  However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the PDM business had been operating as a stand alone entity.  It is not practical to estimate the costs and expenses that would have resulted on a stand alone basis.

Employees working in PDM participate in Pearson’s defined contribution, medical, dental and other employee benefit plans.  The actual costs of these plans are pooled at

Pearson Data Management
(a business unit of Pearson, plc)
Notes to the Financial Statements
(in thousands)

the Pearson level and allocated to PDM as a percentage of actual payroll costs. These costs are included in the accompanying statements of operations.

Costs allocated for the years ended December 31, 2007, 2006 and 2005 included in the statement of operations as follows:

Allocated costs included in external cost of revenues:

	Year ended
	December 31,
	2007	2006	2005
Central functions	$256	$256	$268
Technology support	1,021	1,116	1,137
Total cost allocations	$1,277	$1,372	$1,405

Allocated costs included in sales, marketing, general and administrative expenses:

	Year ended
	December 31,
	2007	2006	2005
Central functions	$3,122	$2,549	$2,242
Technology support	1,139	1,555	3,459
Head office allocation	522	573	658
Total cost allocations	$4,783	$4,677	$6,359

      Total allocated costs:

	Year ended
	December 31,
	2007	2006	2005
Central functions	$3,378	$2,805	$2,511
Technology support	2,160	2,671	4,595
Head office allocation	522	573	658
Total cost allocations	$6,060	$6,049	$7,764

Pearson Data Management
(a business unit of Pearson, plc)
Notes to the Financial Statements
(in thousands)

3.	Summary of Significant Accounting Policies

Use of Estimates
The Business’s carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingencies at the date of the carve-out financial statements as well as the reported amounts of revenues and expenses during the reporting period. Such estimates include reserves for doubtful accounts, inventory valuation allowances, certain accrued expenses, depreciation and amortization periods for property, plant and equipment, intangible assets, capitalized software development costs and fair value estimates for annual goodwill impairment analysis.  Estimates have been prepared on the basis of the most current and best available information and actual results could differ materially from those estimates.

Revenue Recognition
Revenues are recognized when a purchase order has been received, the product has been shipped, there are no uncertainties surrounding product acceptance, the fees are fixed and determinable, and collection of the related receivables is considered probable. PDM records revenue, net of taxes, when it is realized, or realizable, and earned.  Certain of PDM’s solutions contain software that is more than incidental to the hardware and services included in the arrangement. For products with related software, PDM’s revenue recognition policy is consistent with the requirements of Statement of Position 97-2 (SOP 97-2), Software Revenue Recognition, Staff Accounting Bulletin No. 104 (SAB 104), Revenue Recognition, and other applicable revenue recognition guidance and interpretations.  PDM considers these requirements met when persuasive evidence of an arrangement exists, the products or services have been provided to the customer, the sales price is fixed or determinable, and collectibility is reasonably assured.  PDM does not sell its software products without the sale of related hardware. Another PDM solution consists of a single multi-year contract. For this arrangement, revenue is recognized based on the quantity of registrations processed or at a guaranteed minimum price during the billable period, as stated in the contract. PDM revenue for services-only contracts is typically recognized when the services are complete or ratably over the period services are provided.

As a solutions provider, PDM’s sales arrangements often include support services in addition to hardware and software. These services could include hardware and software maintenance, customer support and professional consulting services. Revenue for these arrangements that include multiple elements is allocated to each element based on vendor-specific objective evidence of the fair value of each element as defined in SOP 97-2. Allocated revenue for each element is recognized when revenue recognition criteria have been met for each element. Vendor-specific objective evidence of fair value is determined based on the price charged when each

Pearson Data Management
(a business unit of Pearson, plc)
Notes to the Financial Statements
(in thousands)

element is sold separately. For transactions with no software elements, or for which software is incidental, the guidance in Emerging Issues Task Force Issue No. 00-21 (Issue 00-21), Revenue Arrangements with Multiple Deliverables, is followed to determine if separate units of accounting exist and, if so, how the contractual consideration should be allocated to the individual elements. The allocation of the arrangement fee to the various deliverables is based upon the relative fair value of each of the deliverables.

Cost of Revenue
Cost of revenue includes all variable costs associated with the manufacture of products or delivery of services including manufactured and purchased components, raw paper, packaging, shipping as well as direct labor and factory overhead.  Cost of revenue also includes charges for warranty returns, excess or obsolete inventory, depreciation of capital assets, amortization of intangible assets, and amortization of capitalized software development costs.

Shipping and Handling Costs
Shipping and handling costs are expensed as incurred and included in cost of revenues.

Selling, Marketing, General and Administrative Expenses
Selling, marketing and general and administrative expenses are costs incurred by sales, marketing, executive, finance, legal, human resources and other support personnel located in the United States as well as certain shared services costs allocated to PDM by Pearson.

Advertising Costs
Advertising costs are expensed as incurred and consist principally of print media marketing costs. Advertising costs for the years ended December 31, 2007, 2006 and 2005 were $642, $1,037 and $699, respectively, and are included in selling, marketing, general and administrative expenses.

Allowance for Doubtful Accounts
An allowance for uncollectible accounts has been established based on collection experience and an assessment of the collectibility of specific accounts. The Business evaluates the collectibility of accounts receivable based on a combination of factors. Initially, the Business estimates an allowance for doubtful accounts as a percentage of accounts receivable based on historical collections experience. This initial estimate is periodically adjusted when the Business becomes aware of a specific customer’s inability to meet its financial obligations (e.g., bankruptcy filing) or as a result of changes in the overall aging of accounts receivable.  Bad debt expense is included in selling, marketing and general and administrative expenses.

Pearson Data Management
(a business unit of Pearson, plc)
Notes to the Financial Statements
(in thousands)

Research and Development Expenses
Costs related to research, design and development of products are charged to research and development expenses as such are incurred including expenditures related to the development of software products that do not qualify for capitalization.  Research and development costs primarily support the Business’s data collection hardware and patient encounter application lines of business.

Income Taxes
PDM operates as a business unit of NCS Pearson Inc., a wholly-owned U.S. entity of Pearson Inc.  Historically, the Company's U.S. entities ("U.S. Entities") have been members of a consolidated tax group.  As such, the operating results of the U.S. Entities have been included in Pearson's consolidated U.S. federal and state income tax returns.  The provision for income taxes in these carve-out financial statements has been determined as if the Business unit filed separate tax returns.

The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes.    Income tax expense and the deferred income tax balances in the financial statements have been calculated as if the Company had been taxed separately and had prepared its own U.S. Federal, state and local tax returns as a corporation.

The provision for income taxes has been determined using the asset and liability approach to accounting for income taxes.  Under this approach, deferred taxes represent the future tax consequence expected to occur when the reported amounts of assets and liabilities are recovered or paid.  The provision for income taxes represents the current income taxes payable for the period plus the change in deferred taxes during the year.  Deferred taxes result from differences between the financial and tax bases of the PDM assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted.  Valuation allowances are recorded against deferred tax assets when it is more likely than not that a tax benefit will not be realized.  The Company has not recorded any valuation allowance at December 31, 2007 or 2006.  The Company's U.S. taxable income is included in Pearson's U.S. Federal income tax return.

In July 2006, the Financial Accounting Standards Board issued Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109.  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with FASB Statement No. 109.  FIN 48 also prescribes a recognition threshold and measurement model for the financial statement recognition of a tax position taken, or expected to be taken, in a tax return and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  The Company recognizes interest and penalties, if any, as part of provision for income taxes.  FIN 48 is effective for fiscal years beginning after December 15, 2006.

Pearson Data Management
(a business unit of Pearson, plc)
Notes to the Financial Statements
(in thousands)

The Company has not identified any uncertainties for the periods presented and therefore the adoption of FIN 48 impact in 2007 had no impact on these carve-out statements.

Concentration of Credit Risk
Financial instruments that subject the Company to concentrations of credit risk consist principally of trade receivables. The Company maintains an allowance for doubtful accounts on trade accounts receivable balances and believes that such allowance is adequate and does not anticipate incurring any significant losses on its trade receivables in excess of established allowances. The Company does not have any off balance sheet credit exposure related to its customers.  No one customer represented 10% or more of accounts receivable at December 31, 2007 or 2006.  Additionally, there were no individual customers which represented greater than 10% of revenue in any of the years presented.

Fair Value of Financial Instruments
The carrying amount of the Company’s financial instruments including accounts receivable, accounts payable and accrued expenses approximates fair value due to their short term maturities.

Cash and Cash Equivalents
The Company’s cash is commingled with accounts of its Parent and cannot be separated.  The net changes in cash flows in each of the years presented is shown as transfers to Parent.

Inventories
Inventories consist of raw materials, primarily paper and electronic components, work-in process and finished goods.  Inventories are valued at the lower of cost computed on a first-in, first out basis or estimated market value.  The Business assesses inventory valuations and periodically adjusts the value for estimated excess and obsolete inventory based upon estimated future demand.

Property, Plant and Equipment
Property, plant and equipment are carried at cost.  Major improvements are capitalized while expenditures for maintenance, repairs and minor improvements are charged to expense.  Depreciation is provided on property, plant and equipment using the straight-line method, beginning in the month the asset is put into service.

PDM capitalizes direct costs incurred on acquiring software for internal use.  These software costs are included in property, plant and equipment and are amortized over the estimated useful life of the software, generally two to five years.

Pearson Data Management
(a business unit of Pearson, plc)
Notes to the Financial Statements
(in thousands)

The Business has entered into certain capital leases for equipment.  The capitalized value of the equipment under these leases is amortized in a manner consistent with normal depreciation policies for other owned assets (e.g., straight-line) over the shorter of the estimated economic lives of the assets or the lease terms.

When assets are retired or otherwise disposed of, the assets and related accumulated depreciation and amortization are eliminated from the accounts and any resulting gain or loss is reflected in operations.

The useful lives for computing depreciation and amortization are as follows:

Buildings	40 years
Building improvements	10 – 15 years
Machinery, furniture and equipment	3 – 10 years
Leasehold improvements	Shorter of lease term or useful life, typically 5 years
Computer hardware and software	2 – 5 years

Software Development Costs, net
PDM capitalized certain software to support its patient encounter application business and certain internally developed software applications which are sold as part of its data collection hardware.  Patient encounter applications software costs are amortized over the expected life of the customer contract, which after considering amendments and extensions, is approximately ten years.

Capitalized software development costs to be sold are capitalized upon the establishment of technological feasibility, which is established upon the completion of a working model or a detailed program design. Costs incurred prior to technological feasibility are charged to expense as incurred. Capitalization ceases when the product is considered available for general release to customers.  Capitalized software development costs are amortized to cost of revenues over the estimated economic lives of the software products based on product life expectancy which is estimated to be five years.

Goodwill
Goodwill represents the excess of costs over the fair value of identifiable assets of businesses acquired.  In accordance with SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), goodwill is evaluated for potential impairment at least annually by comparing the fair value of a business unit, based on estimated future cash flows, to its carrying value including goodwill recorded by the business unit.  If the

Pearson Data Management
(a business unit of Pearson, plc)
Notes to the Financial Statements
(in thousands)

carrying value exceeds the fair value, impairment is measured by comparing the derived fair value of goodwill to its carrying value, and any impairment determined is recorded in the current period.  Management completed its annual impairment analysis for 2005, 2006 and 2007, noting that there was no impairment of goodwill for any of the periods presented.

Acquired Intangibles
In accordance with SFAS 142, intangible assets acquired as part of business combinations are amortized over their estimated useful lives unless their useful lives are determined to be indefinite.  For material business combinations, amounts recorded related to purchased intangibles are determined from independent valuations.  The Company’s acquired intangibles primarily related to the value of technology know-how related to the Optical Mark Reader and Document Technology and are being amortized over 11 years.

Impairment of Long-lived Assets
Generally, the carrying values of long-lived assets, such as property and equipment, intangible assets and capitalized software development costs with definite lives, are reviewed for impairment if events or changes in the facts and circumstances indicate that their carrying values may not be recoverable.  Long-lived assets are reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.  Any impairment is measured by comparing the fair value based on estimated future cash flows of the related asset to its carrying value, and is recorded in the current period.

Deferred Income
Deferred income generally represents revenue billed related to contracts and arrangements with either multiple deliverables, multi-year contracts or other arrangements for which immediate revenue recognition is not permitted.  As discussed more fully under revenue recognition, certain amounts are deferred and taken in income based upon various revenue recognition criteria.

Litigation and Contingencies
Amounts associated with litigation and contingencies are recorded as charges to earnings when management, after taking into consideration the facts and circumstances of each matter including any settlement offers, has determined that it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

Stock Based Compensation
The Business accounts for share based payments in accordance with SFAS No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”).  SFAS 123R requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. SFAS 123R establishes fair value as the measurement objective

Pearson Data Management
(a business unit of Pearson, plc)
Notes to the Financial Statements
(in thousands)

in accounting for share-based payment arrangements and requires all companies to apply a fair-value-based measurement method in accounting for generally all share-based payment transactions with employees. The Business adopted SFAS 123R in 2006 using a modified prospective application, as permitted under SFAS 123R. Accordingly, prior period amounts have not been restated.  Under this application, the Business is required to record compensation expense for all share-based awards granted after the date of adoption and for the unvested portion of previously granted awards that remain outstanding at the date of adoption.  For the period ending prior to January 1, 2006, as permitted  under SFAS No. 148, Accounting  for Stock-Based  Compensation-Transaction and Disclosure, which amended SFAS No. 123, Accounting for Stock-Based Compensation, the Business had elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25 Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB No. 25.  The actual expense for stock-based employee compensation for the years ended December 31, 2007 and 2006 was $114 and $96, respectively.  The pro forma stock-based employee compensation expense was not material to the 2005 operations.

4.	Recently Issued Accounting Pronouncements

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115. This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. Most of the provisions in Statement 159 are elective; however, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities.  The fair value option established by Statement 159 permits an entity to choose to measure eligible items at fair value at specified election dates.  A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. Statement 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007 which would be the Company’s fiscal 2008.  Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements.  The Company is reviewing the adoption of this pronouncement and assessing the impact on its financial statements, but does not expect the adoption of SFAS No. 159 to have a material impact on these financial statements.

Pearson Data Management
(a business unit of Pearson, plc)
Notes to the Financial Statements
(in thousands)

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements.  The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements.  SFAS No. 157 becomes effective for fiscal years beginning after November 15, 2007, and will become effective for the Company in fiscal year 2008.  Upon adoption, the provisions of SFAS No. 157 are to be applied prospectively with limited exceptions.  The Company is reviewing the adoption of this pronouncement and assessing the impact on its consolidated financial statements, but does not expect the adoption of SFAS No. 157 to have a material impact on these financial statements.

5.	Accounts Receivable, net

Accounts receivable consisted of the following at December 31:

	December 31,
	2007	2006
Trade	$14,904	$15,931
Installment and other	1,090	2,075
	15,994	18,006
Allowance for doubtful accounts	(610)	(658)
Accounts receivable, net	$15,384	$17,348

The allowance for doubtful accounts consisted of the following for the years ended December 31, 2007, 2006 and 2005:

	Balance at	Charged	Recoveries /	Balance at
	Beginning of	to	Deductions /	End of
Year ended	Period	Expense	Write-offs	Period
December 31, 2005	$866	$11	$(92)	$785
December 31, 2006	$785	$268	$(395)	$658
December 31, 2007	$658	$102	$(150)	$610

Pearson Data Management
(a business unit of Pearson, plc)
Notes to the Financial Statements
(in thousands)

6.	Inventories

Inventories consisted of the following at December 31:

	December 31,
	2007	2006
Paper	$317	$766
Components	3,299	4,662
Work in process	764	554
Finished goods	2,116	2,494
Inventories	$6,496	$8,476

7.	Property, Plant and Equipment, net

Property, plant and equipment consisted of the following at December 31:

	December 31,
	2007	2006
Land	$2,245	$2,245
Buildings	10,032	10,032
Building improvements	2,897	2,358
Machinery, furniture and equipment	22,687	22,951
Leasehold improvements	485	-
Computer hardware and software	4,352	5,353
	$42,698	$42,939
Accumulated depreciation and amortization	(29,710)	(29,466)
Property, plant and equipment, net	$12,988	$13,473

Depreciation expense, including amortization of leasehold improvements and assets capitalized under capital lease agreements, for the years ended December 31, 2007, 2006 and 2005 was $2,016, $2,105 and $2,132, respectively.  Included in machinery, furniture and equipment is equipment held under capital lease agreements.  The net book value of equipment held under capital lease agreements was $38 and $64 at December 31, 2007 and 2006, respectively.

Pearson Data Management
(a business unit of Pearson, plc)
Notes to the Financial Statements
(in thousands)

8.	Software Development Costs, net

Software development spending consisted of the following at December 31:

	Net Book			Net Book
	Value at			Value at
	Beginning of	Capitalized		End of
Year ended	Period	Spending	Amortization	Period
December 31, 2005	$2,738	$1,499	$(473)	$3,764
December 31, 2006	$3,764	$1,505	$(795)	$4,474
December 31, 2007	$4,474	$495	$(1,104)	$3,865

Capitalized software development costs are amortized to costs of revenues over the estimated economic lives of the software products based on product life expectancy which is estimated to be five years.

9.	Goodwill and Intangible Asset, Net

In September 2000, Pearson acquired National Computer Systems (NCS) for approximately $2,500,000. The PDM business was owned by NCS prior to the acquisition.  The purchase price of the NCS acquisition was allocated to all the NCS businesses with approximately $411,611 of goodwill being allocated to PDM on the acquisition date.

The Company determined the goodwill impairment charges by comparing the carrying value of the asset to the fair value. In determining fair value, the Company utilized a discounted cash flow analysis.  In accordance with SFAS No. 142, where the carrying value exceeded the fair value, goodwill impairment charges were recognized.   Prior to 2005, the Company recorded an impairment charge totaling $220.3 million.  Management completed its annual impairment analysis for 2005, 2006 and 2007, noting that was no impairment of goodwill for any period presented.

Pearson Data Management
(a business unit of Pearson, plc)
Notes to the Financial Statements
(in thousands)

In connection with the NCS acquisition by Pearson, the Company recorded an intangible asset for the value of the technological know-how relative to the Optical Mark Reader and Document Technology with an appraised fair value of $18,800 which is being amortized over an 11 year life.  Intangible assets, net consisted of the following at December 31:

	December 31,
	2007	2006
Technical know-how	$18,800	$18,800
Accumulated amortization	(15,118)	(13,591)
Intangible assets, net	$3,682	$5,209

Amortization expense for the years ended December 31, 2007, 2006 and 2005 was $1,527, $1,662 and $1,812, respectively.  Intangible amortization is included in cost of revenues.

Estimated amortization expense for amortizable intangible assets for the years ending December 31, is as follows:

2008	$1,331
2009	1,224
2010	1,127
Total amortization expense	$3,682

10.	Other Accrued Liabilities

Other accrued liabilities consisted of the following at December 31:

	December 31,
	2007	2006
Royalties	$547	$473
Warranty	360	360
Real estate taxes	237	220
Other	423	337
Other accrued liabilities	$1,567	$1,390

Warranty expense under field service agreements for the years ended December 31, 2007, 2006 and 2005 was $258, $286 and $359, respectively.

Pearson Data Management
(a business unit of Pearson, plc)
Notes to the Financial Statements
(in thousands)

11.	Operating and Capital Lease Commitments

PDM rents space for a portion of its operations from Vangent Corporation (Vangent), the successor company to an entity formerly owned by Pearson that was sold in 2006.  Vangent currently leases this same space from Pearson.  PDM’s shared cost for this facility for the years ended December 31, 2007, 2006 and 2005 was $324, $330 and $339 respectively.  The original shared cost arrangement with Vangent expired in early 2007.

In February 2007, the Business entered into a new sublease arrangement with Vangent for a one year lease for its patient encounter applications operation located in Lawrence, KS.  Currently, patient encounter applications occupies a portion of the facility leased by Vangent.  The new lease calls for monthly rent payments of $26.  In August 2007, PDM entered into an amendment to extend this patient encounter applications lease for thirty-six months and monthly rental payments of $36.

The Business leases office equipment under operating leases which expired in 2007.  Rent expense under equipment operating leases for the years ended December 31, 2007, 2006 and 2005 was $86, $63 and $86, respectively.

PDM had capital lease obligations totaling $65 and $46 as of December 31, 2007 and 2006, respectively, which are included in other long-term liabilities.  These leases include bargain purchase options, with terms ranging from three to five years, and with interest rates between 5.46.% and 8.00%.

As of December 31, 2007, future minimum payments under these non-cancelable leases are as follows:

	Operating	Capital
2008	668	26
2009	668	17
2010	668	6
2011	668	6
2012	409	-
Thereafter	-	-
	$3,080	$54

12.	Retirement Savings Plans

Pearson charges PDM for the costs of retirement savings plans through an allocation based on labor costs.  Estimated charges included in the accompanying carve-out statements of operations for the years ended December 31, 2007, 2006 and 2005 was $1,453, $1,355 and $1,277 respectively.  The following is a brief description of the current plan covering employees of the Company.

Pearson Data Management
(a business unit of Pearson, plc)
Notes to the Financial Statements
(in thousands)

In the United States, Pearson maintains a defined contribution plan under Section 401(k) of the Internal Revenue Code.  Employees can contribute up to 25% (subject to certain statutory limitations) of their total cash compensation.  Pearson provides matching contributions equal to 100% of the first 3% of employee contributions and 50% of the next 3%.  Pearson also made a discretionary profit sharing contribution to the 401(k) plan of 1.25% of eligible compensation in each of the years presented herein.

Employer contributions to the plan were made at the Pearson level.  The expense was included in the employee burden rates charged as an inter-company expense to PDM.

13.	Stock Plans

Prior to January 1, 2006, the Company accounted for employee stock-based compensation using the fair value method in accordance with SFAS 123. Under the fair value method, grants of restricted stock awards under the Long-Term Incentive Plan (LTIP) and the matching stock grants under the Annual Bonus Share Matching Plan (ABSMP) were measured at fair value on the date of grant based on the number of shares granted and the quoted price of Pearson’s stock. Such value was recognized as an expense over the corresponding service period.

Effective January 1, 2006, the Company adopted SFAS 123R using the modified prospective approach and accordingly prior periods have not been restated to reflect the impact of SFAS 123R. Under SFAS 123R, stock-based awards granted prior to its adoption are expensed over the remaining portion of their service or vesting periods. These awards are expensed under the accelerated amortization approach using the same fair value measurements which were used under SFAS 123. For stock-based awards granted on or after January 1, 2006, the Company records stock-based compensation expense on a straight-line basis over the requisite service period, which is either three or five years depending on the plan.

For the year ended December 31, 2007 and 2006, the Company recorded stock-based compensation expense under SFAS 123R totaling $114 and $96, respectively.  The pro forma stock-based employee compensation expense was not material to the 2005 operations.

SFAS 123R details a modified grant date model which requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from initial estimates. Stock-based compensation expense was recorded net of estimated forfeitures commencing January 1, 2006 and such expense was recorded only for those stock-based awards that were expected to vest. Because FAS 123 also permitted the modified grant date model in accounting for forfeitures, which the Company followed, no cumulative adjustment was necessary in the December 31, 2006 financial statements.

Pearson Data Management
(a business unit of Pearson, plc)
Notes to the Financial Statements
(in thousands)

Pearson operates the following employee option and performance plans:

Annual Bonus Share Matching Plan (“ABSMP”)

This plan permits executive directors and senior executives of the Company to invest up to 50% of any after tax annual bonus in Pearson shares. If these shares are held and the Parent meets earnings per share growth target, the Company will match them on a gross basis of up to one share for each share held after three years and another one for every two shares originally held after five years.

Long-Term Incentive Plan (“LTIP”)

The plan was introduced in 2001 and consists of restricted shares.  The vesting of restricted shares is normally dependent upon the satisfaction of corporate performance targets over a three year period.

Executive Share Option Plan (“ESOP”)

The plan was introduced prior to 2000 and consists of incentive stock options.  Under this plan, options were granted to senior management at an exercise price equal to the market price of the shares on the date of grant.  The exercise of options is subject to a increase in the Group’s adjusted earnings per share over a three year period prior to exercise. Options become exercisable on the third anniversary of the date of grant and lapse if they remain unexercised at the tenth. No new awards will be made under this plan.  The Company accounted for these awards under APB No. 25 and used the market price at date of grant to calculate compensation cost.  The entire amount of compensation cost for these grants was recognized before the adoption of SFAS123(r) on January 1, 2006.  Accordingly, the Company is using the modified prospective application method to account for these options and has not recorded any compensation cost for the periods ended December 31, 2005 or 2006, respectively.

The number, weighted average exercise prices, weighted average contractual life of stock grants granted for Company employees under the Parent stock plans for the years ended December 31 are summarized below:

Pearson Data Management
(a business unit of Pearson, plc)
Notes to the Financial Statements
(in thousands)

	Year ended December 31,
	2007		2006		2005
ABSM	Number of Option Shares	Weighted Average Exercise Price	Number of Option Shares	Weighted Average Exercise Price	Number of Option Shares	Weighted Average Exercise Price
Outstanding at beginning of period	8,195	$-	5,733	$-	2,965	$-
Granted	1,003	-	2,462	-	2,768	-
Exercised	623	-	-	-	-	-
Forfeited	-	-	-	-	-	-
Outstanding at end of period	8,575	$-	8,195	$-	5,733	$-

Options exercisable at end of period	-	$-	-	$-	-	$-

LTIP
Outstanding at beginning of period	25,000	$-	24,250	$-	26,000	$-
Granted	1,000	-	4,750	-	12,750	-
Exercised	7,500	-	4,000	-	14,500	-
Forfeited	-	-	-	-	-	-
Outstanding at end of period	18,500	$-	25,000	$-	24,250	$-

Options exercisable at end of period	-	$-	-	$-	-	$-

ESOP
Outstanding at beginning of period	88,645	$17.01	93,655	$16.74	93,655	$16.74
Granted	-	-	-	-	-	-
Exercised	540	11.96	5,010	11.96	-	-
Forfeited	-	-	-	-	-	-
Outstanding at end of period	88,105	$17.04	88,645	$17.01	93,655	$16.74

Options exercisable at end of period	88,105	$17.04	88,645	$17.01	93,655	$16.74

	Year ended December 31,
	2007		2006		2005
Range of exercise prices ABSM	Number of Option Shares	Weighted Average Contractual Life	Number of Option Shares	Weighted Average Contractual Life	Number of Option Shares	Weighted Average Contractual Life
$0 - $0	8,575	2.69	8,195	2.97	5,733	3.39

LTIP
$0 - $0	18,500	1.33	25,000	1.63	24,250	2.09

ESOP
$10 - $15	38,615	3.83	39,155	4.85	44,165	5.86
$20 - $25	49,490	3.35	49,490	4.36	49,490	5.38
	88,105	3.58	88,645	4.59	93,655	5.61

Pearson Data Management
(a business unit of Pearson, plc)
Notes to the Financial Statements
(in thousands)

The fair value of shares awarded under the Annual Bonus Share Matching Plan was determined using a Black-Scholes model.  Shares awarded under the Long-Term Incentive Plan were also valued using a Black-Scholes model provided the shares vest unconditionally.  The weighted average estimated fair values and the inputs into the Black-Scholes model were as follows:

	Year ended
	December 31,
	2007	2006	2005
Dividend yield	3.26%	3.66%	3.74%
Risk free rate	4.47%	4.93%	4.37%
Fair Value	$14.87	$12.23	$9.82
Grant price	$-	$-	$-
Expected term (in years)	3-5	3-5	3-5
Volatility	20.72%	18.37%	14.09%

14.	Income Tax

Income tax provision consisted of the following for the years ended December 31:

	Year Ended December 31,
	2007	2006	2005
Current
Federal	$7,996	$7,593	$8,465
State and local	1,515	1,439	1,604
	9,511	9,032	10,069

Deferred
Federal	(283)	(350)	195
State and local	(54)	(67)	37
	(337)	(417)	232
Total	$9,174	$8,615	$10,301

PDM operates as a business unit of NCS Pearson Inc., a wholly-owned U.S. entity of Pearson Inc.  Historically, the Company's U.S. entities ("U.S. Entities") have been members of a consolidated tax group.  As such, the operating results of the U.S. Entities have been included in Pearson's consolidated U.S. federal and state income tax returns.  The provision for income taxes in these carve-out financial statements has been determined as if the business unit filed separate tax returns.

Pearson Data Management
(a business unit of Pearson, plc)
Notes to the Financial Statements
(in thousands)

The U.S. Entities are subject to a tax sharing agreement with Pearson. In general, this agreement requires each of the U.S. Entities to annually reimburse its share of the group’s income tax liabilities.  Conversely, each of the U.S. Entities is reimbursed to the extent it provides income tax benefits as a result of its losses included in the U.S. group.  The U.S. Federal, state and local current tax liabilities for the periods reflected in these financial statements have been settled under the tax sharing agreement and no related current or intercompany tax liability accounts for these taxes are reflected in the balance sheets at December 31, 2007 and 2006.

In July 2006, the Financial Accounting Standards Board issued Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109.  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with FASB Statement No. 109.  FIN 48 also prescribes a recognition threshold and measurement model for the financial statement recognition of a tax position taken, or expected to be taken, in a tax return and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  The Company recognizes interest and penalties, if any, as part of provision for income taxes.

The Company has not identified any uncertainties for the periods presented and therefore the adoption of FIN 48 in 2007 had no impact on these carve-out financial statements.

A reconciliation of the effective income tax rate included in the carve-out income statements to the Federal statutory rate for the years ended December 31 is as follows:

	Year Ended
	2007	2006	2005
Tax at US statutory rate	35.0%	35.0%	35.0%
State and local, net of federal benefit	4.1%	4.0%	4.0%
Other, net	0.3%	0.1%	-0.1%
Effective income tax rate	39.4%	39.1%	38.9%

Pearson Data Management
(a business unit of Pearson, plc)
Notes to the Financial Statements
(in thousands)

Deferred tax assets (liabilities) consisted of the following at December 31:

	As of
	December 31,
	2007	2006
Current deferred tax assets (liabilities)
Deferred revenue	$173	$437
Accrued expenses	351	597
Bad debts	167	195
Inventory obsolescence	322	283
Rotable spare parts	(41)	(79)
Current deferred tax assets	972	1,433

Noncurrent deferred tax assets (liabilities)
Depreciation	(878)	(955)
Intangible asset	(1,356)	(1,839)
Software development costs	(1,509)	(1,747)
Noncurrent deferred tax liabilities	(3,743)	(4,541)
Net deferred tax liability	$(2,771)	$(3,108)

The Company is required to assess its deferred tax assets and the need for a valuation allowance on a separate return basis. This assessment requires judgment on the part of management with respect to benefits that may be realized from future book income, as well as other positive and negative factors.  The Company has concluded, based upon this evidence, it is more likely than not that the U.S. Federal,  state and local deferred tax assets at December 31, 2007 and 2006 will be realizable. Therefore, no valuation allowance has been recorded for the years presented.

The Parent may be subject to audit examinations for all open tax years that include 2007, 2006, 2005 and 2004.  The Company does not expect any material liabilities to result from any such examinations.

15.	Other Commitments and Contingencies

Various lawsuits and claims and contingent liabilities arise in the ordinary course of the Company’s business. The ultimate disposition of certain of these contingencies is not determinable at this time. Management believes there are no current outstanding matters that will materially affect the Company’s financial position or results of operations.

Pearson Data Management
(a business unit of Pearson, plc)
Notes to the Financial Statements
(in thousands)

16.	Subsequent Events

Employment Agreements
During 2007, Pearson entered into agreements with key employees of PDM.  These terms of the agreements provide, among other things, for potential bonuses based, the amounts of which are contingent, upon the level of sale proceeds generated from the sale of PDM.

Sale of Company
On February 14, 2008, Pearson entered into a definitive agreement to sell the PDM to M & F Worldwide Corp for approximately $225 million in cash.  The transaction closed February 22, 2008.